Exhibit 99.1

Media Contact: William H. Galligan                  Phone: 816/983-1551
bgalligan@kcsouthern.com

Kansas City Southern Reports Third Quarter Results

Third Quarter 2015 Results

•	Revenue of $632 million, a decrease of 7% compared to third quarter 2014.

•	Operating income of $220 million, 4% lower than a year ago.

•	Record third quarter operating ratio of 65.2%, compared with 66.1% in third quarter 2014.

•	Diluted earnings per share of $1.20. Adjusted diluted earnings per share of $1.21 for third quarter 2015, a 6% decrease compared to third quarter 2014.

Kansas City, Mo., October 16, 2015. Kansas City Southern (KCS) (NYSE:KSU) reported third quarter 2015 revenues of $632 million, a decrease of 7% compared to third quarter 2014. Overall, carload volumes were 2% lower than in third quarter 2014. Excluding the estimated impacts of Mexican peso depreciation and lower U.S. fuel prices, revenue increased 1% compared to the third quarter of 2014.

Compared to 2014, third quarter revenue included a 6% increase in Agriculture & Minerals and a 5% increase in Chemical & Petroleum. All other commodity groups were down compared to 2014.

Operating expenses in the third quarter were $412 million, 8% lower than 2014. Excluding the estimated impacts of Mexican peso depreciation and lower U.S. fuel prices, operating expenses increased 2% compared to the third quarter of 2014.

Operating income for the third quarter of 2015 was $220 million compared with $229 million a year ago. KCS reported a third quarter 2015 operating ratio of 65.2%, a 0.9 point improvement compared to third quarter 2014.

Reported net income in the third quarter of 2015 totaled $132 million, or $1.20 per diluted share, compared with $138 million, or $1.25 per diluted share, in the third quarter of 2014. Excluding the impacts of foreign exchange rate fluctuations, adjusted diluted earnings per share for third quarter 2015 was $1.21 compared to $1.29 in 2014.

“Kansas City Southern’s third quarter 2015 financial and operational statistics point to meaningful sequential improvement from the second quarter,” stated Chief Executive Officer David L. Starling. “While the Company’s third quarter revenues increased $46 million over the second quarter, operating expenses grew by only $13 million. This improved financial performance contributed to a record third quarter operating ratio of 65.2%.

“There is no question that KCS has been confronted with some challenges in 2015. The resiliency of this Company has been demonstrated by its ability to hit these challenges head-on and recover quickly while maintaining strong margins. We look to finish this year with continued strong commercial and operational improvement and ride this positive momentum into 2016.”

GAAP Reconciliations
($ in millions, except per share amounts)

Reconciliation of Diluted Earnings per Share to
Adjusted Diluted Earnings per Share	Three Months Ended September 30, 2015
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$171.9	$40.0	$131.9	$1.20
Adjustments for:
Foreign exchange loss	30.0	9.0	21.0	0.19
Foreign exchange component of income taxes	—	19.6	(19.6)	(0.18)
Adjusted	$201.9	$68.6	133.3
Less: Noncontrolling interest and preferred stock dividends			(0.4)
Adjusted net income available to common
stockholders - see (a) below			$132.9	$1.21

	Three Months Ended September 30, 2014
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$203.6	$65.2	$138.4	$1.25
Adjustments for:
Foreign exchange loss	12.5	3.8	8.7	0.07
Foreign exchange component of income taxes	—	3.7	(3.7)	(0.03)
Adjusted	$216.1	$72.7	143.4
Less: Noncontrolling interest and preferred stock dividends			(0.4)
Adjusted net income available to common
stockholders - see (a) below			$143.0	$1.29

GAAP Reconciliations (continued)
($ in millions)

Revenue Change Excluding Estimated Foreign Exchange
and U.S. Fuel Price Impacts
		Change %
Reported revenues for the three months ended September 30, 2015	$631.9
Reported revenues for the three months ended September 30, 2014	677.5
Revenue change	(45.6)	(7%)

Estimated foreign exchange impact	27.9
Estimated U.S. fuel price impact	27.5
Revenue change excluding foreign exchange and U.S. fuel price
impacts - see (b) below	$9.8	1%

Operating Expense Change Excluding Estimated Foreign
Exchange and U.S. Fuel Price Impacts
		Change %
Reported operating expenses for the three months ended September 30, 2015	$412.0
Reported operating expenses for the three months ended September 30, 2014	448.1
Operating expense change	(36.1)	(8%)

Estimated foreign exchange impact	25.4
Estimated U.S. fuel price impact	20.8
Operating expense change excluding foreign exchange and U.S. fuel price
impacts - see (b) below	$10.1	2%

(a)
The Company believes adjusted diluted earnings per share is meaningful as it allows investors to evaluate the Company's performance for different periods on a more comparable basis by excluding the impact of changes in foreign currency exchange rates and items that are not directly related to the ongoing operations of the Company.

(b)
The Company believes revenue and operating expense changes excluding foreign exchange and U.S. fuel price impacts are meaningful measures as they allow investors to evaluate the Company's performance for different periods on a more comparable basis by excluding the impacts of fluctuations in foreign currency exchange rates and U.S. fuel price by holding these rates constant between the reporting periods.

Headquartered in Kansas City, Mo., Kansas City Southern is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S.  Its international holdings include Kansas City Southern de México, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  Kansas City Southern's North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.

This news release contains “forward-looking statements” within the meaning of the securities laws concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur.  Words such as “projects,” “estimates,” “forecasts,” “believes,” “intends,” “expects,” “anticipates,” and similar expressions are intended to identify many of these forward-looking statements.  Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date hereof.  Differences that actually occur could be caused by a number of external factors over which management has little or no control, including: competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; loss of the rail concession of KCS’ subsidiary, Kansas City Southern de México, S.A. de C.V.; the termination of, or failure to renew, agreements with customers, other railroads and third parties; interest rates; access to capital; disruptions to KCS’ technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; market and regulatory responses to climate change; credit risk of customers and counterparties and their failure to meet their financial obligations; legislative and regulatory developments and disputes; rail accidents or other incidents or accidents on KCS’ rail network or at KCS’ facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; fluctuation in prices or availability of key materials, in particular diesel fuel; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; availability of qualified personnel; labor difficulties, including strikes and work stoppages; insufficiency of insurance to cover lost revenue, profits or other damages; acts of terrorism or risk of terrorist activities; war or risk of war; domestic and international economic conditions; political and economic conditions in Mexico and the level of trade between the United States and Mexico; increased demand and traffic congestion; the outcome of claims and litigation involving KCS or its subsidiaries; and other factors affecting the operation of the business.  More detailed information about factors that could affect future events may be found in filings by KCS with the Securities and Exchange Commission, including KCS’ Annual Report on Form 10-K for the year ended December 31, 2014 (File No. 1-4717) and subsequent reports.  Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  KCS is not obligated to update any forward-looking statements to reflect future events or developments.

Kansas City Southern and Subsidiaries
Consolidated Statements of Income
(In millions, except share and per share amounts)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues	$631.9	$677.5	$1,820.8	$1,934.6
Operating expenses:
Compensation and benefits	112.7	125.2	338.3	351.3
Purchased services	57.0	64.2	172.1	183.2
Fuel	78.5	109.2	237.0	320.8
Equipment costs	31.2	28.4	90.2	89.6
Depreciation and amortization	71.4	65.0	210.7	190.8
Materials and other	61.2	56.1	178.0	165.4
Lease termination costs	—	—	9.6	38.3
Total operating expenses	412.0	448.1	1,235.9	1,339.4
Operating income	219.9	229.4	584.9	595.2
Equity in net earnings of unconsolidated affiliates	5.0	5.0	14.4	16.6
Interest expense	(21.9)	(17.9)	(58.2)	(54.5)
Debt retirement costs	—	—	—	(6.6)
Foreign exchange loss	(30.0)	(12.5)	(52.1)	(4.1)
Other expense, net	(1.1)	(0.4)	(3.1)	(3.7)
Income before income taxes	171.9	203.6	485.9	542.9
Income tax expense	40.0	65.2	140.6	180.3
Net income	131.9	138.4	345.3	362.6
Less: Net income attributable to noncontrolling interest	0.3	0.3	1.1	1.0
Net income attributable to Kansas City Southern and subsidiaries	131.6	138.1	344.2	361.6
Preferred stock dividends	0.1	0.1	0.2	0.2
Net income available to common stockholders	$131.5	$138.0	$344.0	$361.4

Earnings per share:
Basic earnings per share	$1.20	$1.25	$3.12	$3.28
Diluted earnings per share	$1.20	$1.25	$3.12	$3.27

Average shares outstanding (in thousands):
Basic	109,692	110,182	110,109	110,141
Potentially dilutive common shares	209	259	203	271
Diluted	109,901	110,441	110,312	110,412

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Third Quarter 2015 and 2014

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Third Quarter		%	Third Quarter		%	Third Quarter		%
	2015	2014	Change	2015	2014	Change	2015	2014	Change

Chemical & Petroleum
Chemicals	$55.9	$55.9	—	30.0	30.0	—	$1,863	$1,863	—
Petroleum	35.8	31.7	13%	20.6	17.1	20%	1,738	1,854	(6%)
Plastics	31.3	29.8	5%	17.6	16.2	9%	1,778	1,840	(3%)
Total	123.0	117.4	5%	68.2	63.3	8%	1,804	1,855	(3%)

Industrial & Consumer Products
Forest Products	69.5	71.2	(2%)	32.4	33.7	(4%)	2,145	2,113	2%
Metals & Scrap	58.4	71.9	(19%)	32.8	36.5	(10%)	1,780	1,970	(10%)
Other	22.3	23.8	(6%)	19.0	20.4	(7%)	1,174	1,167	1%
Total	150.2	166.9	(10%)	84.2	90.6	(7%)	1,784	1,842	(3%)

Agriculture & Minerals
Grain	60.6	59.9	1%	35.8	32.2	11%	1,693	1,860	(9%)
Food Products	35.9	31.7	13%	16.3	14.2	15%	2,202	2,232	(1%)
Ores & Minerals	6.7	6.2	8%	7.3	6.5	12%	918	954	(4%)
Stone, Clay & Glass	7.4	6.8	9%	3.2	2.8	14%	2,313	2,429	(5%)
Total	110.6	104.6	6%	62.6	55.7	12%	1,767	1,878	(6%)

Energy
Utility Coal	42.7	58.8	(27%)	53.5	54.2	(1%)	798	1,085	(26%)
Coal & Petroleum Coke	9.9	10.3	(4%)	16.3	15.7	4%	607	656	(7%)
Frac Sand	9.3	14.4	(35%)	5.7	7.5	(24%)	1,632	1,920	(15%)
Crude Oil	11.8	7.2	64%	8.3	4.4	89%	1,422	1,636	(13%)
Total	73.7	90.7	(19%)	83.8	81.8	2%	879	1,109	(21%)

Intermodal	95.2	106.7	(11%)	252.7	269.9	(6%)	377	395	(5%)

Automotive	54.6	65.8	(17%)	31.9	34.1	(6%)	1,712	1,930	(11%)

TOTAL FOR COMMODITY GROUPS	607.3	652.1	(7%)	583.4	595.4	(2%)	$1,041	$1,095	(5%)

Other Revenue	24.6	25.4	(3%)

TOTAL	$631.9	$677.5	(7%)

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Year to Date September 30, 2015 and 2014

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Year to Date		%	Year to Date		%	Year to Date		%
	2015	2014	Change	2015	2014	Change	2015	2014	Change

Chemical & Petroleum
Chemicals	$162.7	$161.0	1%	87.8	86.9	1%	$1,853	$1,853	—
Petroleum	101.6	92.1	10%	55.9	51.2	9%	1,818	1,799	1%
Plastics	89.5	84.6	6%	49.5	47.2	5%	1,808	1,792	1%
Total	353.8	337.7	5%	193.2	185.3	4%	1,831	1,822	—

Industrial & Consumer Products
Forest Products	205.5	204.1	1%	97.3	97.2	—	2,112	2,100	1%
Metals & Scrap	176.4	206.9	(15%)	95.4	107.5	(11%)	1,849	1,925	(4%)
Other	58.9	61.2	(4%)	55.4	58.8	(6%)	1,063	1,041	2%
Total	440.8	472.2	(7%)	248.1	263.5	(6%)	1,777	1,792	(1%)

Agriculture & Minerals
Grain	174.3	192.5	(9%)	101.2	103.0	(2%)	1,722	1,869	(8%)
Food Products	105.2	101.7	3%	47.1	44.1	7%	2,234	2,306	(3%)
Ores & Minerals	20.2	17.5	15%	20.9	18.3	14%	967	956	1%
Stone, Clay & Glass	21.0	21.2	(1%)	9.1	9.3	(2%)	2,308	2,280	1%
Total	320.7	332.9	(4%)	178.3	174.7	2%	1,799	1,906	(6%)

Energy
Utility Coal	96.4	156.4	(38%)	120.8	148.3	(19%)	798	1,055	(24%)
Coal & Petroleum Coke	30.2	30.0	1%	45.0	44.9	—	671	668	—
Frac Sand	32.5	48.3	(33%)	19.0	24.5	(22%)	1,711	1,971	(13%)
Crude Oil	25.4	15.6	63%	16.7	9.9	69%	1,521	1,576	(3%)
Total	184.5	250.3	(26%)	201.5	227.6	(11%)	916	1,100	(17%)

Intermodal	288.1	293.4	(2%)	746.0	758.6	(2%)	386	387	—

Automotive	164.0	177.8	(8%)	93.7	94.6	(1%)	1,750	1,879	(7%)

TOTAL FOR COMMODITY GROUPS	1,751.9	1,864.3	(6%)	1,660.8	1,704.3	(3%)	$1,055	$1,094	(4%)

Other Revenue	68.9	70.3	(2%)

TOTAL	$1,820.8	$1,934.6	(6%)